Exhibit 4.1

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CNOOC Finance (2015) U.S.A. LLC

4.375% Guaranteed Note Due 2028

PRINCIPAL AMOUNT: US$________

CUSIP: 12634M AE0

ISIN: US12634MAE03

COMMON CODE: 181511524

No.: _______

CNOOC Finance (2015) U.S.A. LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _______ U.S. DOLLARS (US$___) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on May 2, 2028, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 4.375% per annum.

Interest Payment Dates: May 2 and November 2 of each year, commencing on November 2, 2018.

Interest Record Dates: April 17 and October 18.

This Note is irrevocably and unconditionally guaranteed as to the due and punctual payment of the principal, interest and all other amounts payable in respect thereof by CNOOC Limited (the “Guarantor”) as evidenced by the guarantee (the “Guarantee”) endorsed hereon and in the Indenture referred to on the reverse hereof.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, CNOOC Finance (2015) U.S.A. LLC has caused this Note to be duly executed.

CNOOC Finance (2015) U.S.A. LLC

By:
	Name:	Jian Pang
	Title:	Chief Executive Officer and
Chief Financial Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

REVERSE OF NOTE

CNOOC Finance (2015) U.S.A. LLC

4.375% Guaranteed Note Due 2028

This Note is one of a duly authorized issue of debt securities of the Issuer of the series designated as the “4.375% Guaranteed Note due 2028” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of May 5, 2015 (the “Base Indenture”), duly executed and delivered by and among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee), initial paying agent and initial registrar. The Base Indenture is referred to herein as the “Indenture.” Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture; provided, however, that “Prospectus” as used herein and in the Indenture shall mean the prospectus, dated April 25, 2018, relating to the offering of the Notes.

1. Interest. The Issuer promises to pay interest on the principal amount of this Note at a rate of 4.375% per annum. The Issuer will pay interest semi-annually on May 2 and November 2 of each year. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuer shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption, and the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will instead be paid upon presentation and surrender of such Notes as provided in the Indenture. Notwithstanding the above, so long as this Note is held on behalf of Euroclear or Clearstream, each payment in respect of this Note will be made to the person shown as the holder in the Register at the close of business of the relevant clearing system on the Clearing System Business Day before the due date for such payments, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except December 25 and January 1. Payment of the principal of and interest on, and all other amounts payable under, the Notes and the Guarantee shall be made in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Issuer, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon will act as Paying Agent and Registrar. The Issuer or the Guarantor may change or appoint any Paying Agent or Registrar without notice to any Noteholder. The Issuer or the Guarantor may act in any such capacity.

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4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, as amended or supplemented by this Note, and Noteholders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Issuer irrevocably and unconditionally guaranteed by the Guarantor and constitute the series designated on the face of this Note as the “4.375% Guaranteed Note due 2028,” initially limited to US$1,000,000,000 in aggregate principal amount. The Issuer and the Guarantor will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture. Requests may be made to: CNOOC Finance (2015) U.S.A. LLC, c/o CNOOC Limited, Room 1105, CNOOC Tower, No. 25 of Chaoyangmen North Street, Dongcheng District, Beijing 100010, China, Attention: Legal Department.

For purposes of the Notes, the second sentence of Section 17.12 of the Indenture shall be deemed to be deleted and replaced with the following:

“Service of any process, summons, notice or document by registered mail addressed to the Issuer at Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, U.S.A. 19808, shall be effective service of process against the Issuer and the Guarantor for any suit, action or proceeding brought in any such court.”

5. Redemption. Except as set forth below, the Notes are not redeemable prior to maturity.

(a)       The Guarantor or the Issuer may, at the Guarantor’s option, at any time and from time to time redeem the Notes, in whole or in part, on not less than 30 nor more than 60 calendar days’ prior notice mailed to the holders of such Notes, with a copy provided to the Trustee as provided in the Indenture. The Notes will be redeemable at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the Notes to be redeemed, if any, to the Redemption Date.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the Indenture.

(b)       The Notes may be redeemed, at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 calendar days’ notice to the Holders, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption and Additional Amounts, if any, if, as a result of any change in or amendment to the laws of a Relevant Taxing Jurisdiction or any regulations or rulings promulgated thereunder, or any change in the official interpretation or official application of such laws, regulations or rulings, which change or amendment (i) in the case of the Guarantor or the Issuer becomes effective on or after the date of the applicable prospectus supplement, and (ii) in the case of any successor to the Guarantor or the Issuer that is organized or tax resident in a jurisdiction that is not a Relevant Taxing Jurisdiction as of the original issue date of the Notes becomes effective on or after the date

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such successor assumes the Guarantor’s or the Issuer’s obligations, as applicable, under the Notes and the Indenture,

(i)       the Issuer is or would be required on the next succeeding due date for a payment with respect to the Notes to pay Additional Amounts with respect to the Notes pursuant to Section 6.08 of the Indenture; or

(ii)       the Guarantor is or would be unable, for reasons outside its control, on the next succeeding due date for a payment with respect to the Notes to procure payment by the Issuer, and with respect to a payment due or to become due under the Guarantee or the Indenture, as the case may be, the Guarantor is or would be required on the next succeeding due date for a payment with respect to the Notes to pay Additional Amounts pursuant to Section 6.08 of the Indenture; or

(iii)       any payment to the Issuer by the Guarantor or any wholly-owned subsidiary of the Guarantor to enable the Issuer to make payment of interest or Additional Amounts, if any, on the Notes is or would be on the next succeeding due date for a payment with respect to the Notes subject to withholding or deduction for taxes imposed by a Relevant Taxing Jurisdiction or any authority therein or thereof having power to tax;

and such obligation cannot be avoided by the use of reasonable measures available to the Guarantor or the Issuer, as the case may be.

Notwithstanding anything to the contrary in the Indenture, the Guarantor, the Issuer or any successor person may not redeem the Notes in the case that Additional Amounts are payable in respect of PRC withholding tax at a rate of 10% or less solely as a result of the Guarantor, the Issuer or a successor person being considered a PRC tax resident under the PRC Enterprise Income Tax Law.

The Issuer or the Guarantor, as the case may be, shall also pay, or make available for payment, to the Holder of the Notes on the Redemption Date any Additional Amounts resulting from the payment of such Redemption Price.

If money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest shall cease to accrue on the Notes.

(c)       The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Issuer, the Guarantor or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Issuer or the Guarantor for such purpose. The Issuer or the Guarantor need not exchange or

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register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Depositary. The Notes are initially issued in the form of one or more global notes. The depositary for the global note(s) is The Depository Trust Company, New York, New York.

8. Persons Deemed Owners. The registered Noteholder may be treated as its owner for all purposes.

9. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

10. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 7.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantor, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.

11. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Issuer or the Guarantor or of any of their successors, either directly or through the Issuer, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

12. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13. Governing Law. The Base Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State (without regard to conflicts of laws principles thereof that would permit the application of the laws of another jurisdiction).

14. Notification Regarding Acquisition of Notes by Related Persons. By acceptance of its Note or its interest in a Note, each holder or beneficial owner that is considered a “foreign person” that is a “related party” with respect to the Issuer or its shareholder under Section 59A(g) of the Internal Revenue Code of 1986, as amended (the “Code”) agrees to notify the Issuer of its status as such within 30 days of the acquisition of Notes or a beneficial interest therein (or if such holder or beneficial owner becomes a related party at a later date, within 30 days from such later date) so that Issuer or its shareholder can comply with their reporting requirements under Code section 6038A. Generally, a foreign person that is a related party for these purposes includes any non-U.S. person that is actually or constructively a 25% owner of the Issuer (by vote or value), a person related

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(within the meaning of Section 267(b) or Section 707(b)(1) of the Code) to the Issuer or a 25% owner thereof, or any person related to the Issuer within the meaning of Section 482 of the Code.

Notification to the Issuer shall be delivered, mailed or emailed to Nexen Energy ULC at 801 7th Ave SW, Calgary, AB, Canada T2P 3P7 or at Governance@nexencnoocltd.com; Attention: Treasurer.

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GUARANTEE

CNOOC Limited (the “Guarantor”) hereby irrevocably and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of such Holder the due and punctual payment of the principal of, and interest on, and all other amounts payable under (including any Additional Amounts in respect thereof), this Note provided for pursuant to the Indenture and the terms of this Note when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by call for redemption or otherwise, in accordance with the terms of such Note and of the Indenture. This is a guarantee of payment and not of collection. The Guarantor hereby expressly waives its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantee of the Guarantor. The Guarantor will not be discharged with respect to this Note except by payment in full of the principal thereof and interest thereon and all other amounts payable thereunder (including any Additional Amounts payable in respect thereof). In case of the failure of the Issuer punctually to pay any such principal, interest or other amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

The Guarantor hereby further agrees that in the event that payments of principal or interest under the Note or the Guarantee is subject to withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United States, Hong Kong, the PRC or any other jurisdiction in which the Guarantor or the Issuer (or any successor to the Guarantor or the Issuer) is tax resident, in each case including in any political subdivision, territory or possession thereof, any authority therein having power to tax or any area subject to its jurisdiction or any jurisdiction from or through which any payment is made by or on behalf of the Issuer or the Company, the Guarantor shall pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in receipt by each Holder of any Note of such amounts as would have been received by such Holder with respect to such Note or the Guarantee, as applicable, had no such withholding or deduction been required. The Guarantor’s obligation pursuant to this paragraph is without duplication of the obligations of the Guarantor and the Issuer pursuant to Section 6.08 of the Indenture, and is subject to the same limitations contained in Section 6.08 of the Indenture.

The obligation of the Guarantor to the holder of the Note upon which this Guarantee is endorsed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XVI of the Indenture, and reference is hereby made to such Article and the Indenture for the precise terms of the Guarantee.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

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IN WITNESS WHEREOF, CNOOC Limited has caused the Guarantee endorsed on this Note to be signed manually or by facsimile by its duly authorized officer.

CNOOC LIMITED, as Guarantor

By:
	Name:	Weizhi Xie
	Title:	Chief Financial Officer

Corporate seal:

In the presence of:

By:
	Name:	Jian Pang
	Title:	General Manager of Treasury
Department

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________________ Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Agents, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Agents in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is US$_____. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Registrar